ASSIGNMENT OF PROMISSORY NOTE

1.           Assignment.  For value received, Regent Private Capital, LLC (“Assignor”) hereby sells, assigns, transfers and conveys to Fountainhead Capital Partners Limited (“Assignee”) all of the Assignor's rights, title and interest in that certain Promissory Note in the original face amount of $150,000 issued by Altitude Group, LLC (“Altitude”) in favor of Assignor dated as of December 29, 2009 (the “Note”).

2.           Assignor’s Representations. Assignor represents and warrants to Assignee as follows:

(a)           The Assignor has good, valid and marketable title to its interest in the Note, free and clear from all security interests or encumbrances.

(b)           The Assignor has not assigned, pledged, hypothecated or otherwise encumbered its interest in the Note. Upon delivery of this duly executed assignment to the Assignee pursuant to this Agreement, the Assignee will acquire valid title thereto, free and clear of any security interests.

3.           Acceptance by Assignee.  Assignee hereby accepts this assignment on the terms and conditions set forth herein.

4.           Counterparts; Facsimile Signatures.  This assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this assignment or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes.  Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties have executed this Assignment of Note to be effective as of the 29th day of December 2009.

ASSIGNEE

FOUNTAINHEAD CAPITAL MANAGEMENT LIMITED

/s/ Robert Diener
By: Robert Diener, Authorized Signatory

ASSIGNOR

REGENT PRIVATE CAPITAL, LLC

By:	/s/ Lawrence Field
Lawrence Field Managing Director

PROMISSORY NOTE

$150,000	New York, New York
December 29, 2009

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Regent Private Capital, LLC or its assignees the sum of One Hundred Fifty Thousand ($150,000) Dollars, on December 28, 2010, together with accrued interest thereon at the rate of five percent (5%) per annum, except that interest shall accrue at the rate of eight percent (8%) per annum following the occurrence of an event of default hereunder. Payments shall be first applied to interest and the balance to principal. This note may be prepaid at any time, in whole or in part, without penalty.

Notwithstanding the foregoing, the unpaid principal amount of this note and interest thereon shall immediately become due and payable at the election of the holder of this note, upon the occurrence of any of the following events of default:

1.	Failure to pay the unpaid principal amount of this note or any interest thereon when due.

2.	Death of the undersigned.

3.
Filing by the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

If this note shall be in default and placed for collection, the undersigned shall pay all reasonable attorney fees and costs of collection.

Payments shall be made to such address as may from time to time be designated by any holder.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, shall remain fully bound until this note is paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall be governed and enforced in accordance with the laws of New York.

ALTITUDE GROUP, LLC

By:	/s/ Michael W. Kreizman
Michael W. Kreizman, M.D.